x
As filed with the Securities and Exchange Commission on December 15, 2021
Registration No. 333-261071

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANGOMA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
Ontario, Canada
(Province or other jurisdiction of incorporation or organization)
7370
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
100 Renfrew Drive, Suite 100
Markham, Ontario, L3R 9R6
Tel: 905-474-1990
Attention: David Moore
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty St., New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: 212-373-3000	Charlie Malone Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto Ontario M5H 2V1 Tel: 416-361-3121
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.   ☒
upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☐
at some future date (check the appropriate box below):

1.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
I-1

SHORT FORM BASE SHELF PROSPECTUS
New Issue November 12, 2021
SANGOMA TECHNOLOGIES CORPORATION
C$200,000,000
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
Sangoma Technologies Corporation (the “Company” or “Sangoma”) may offer, issue and sell, as applicable, from time to time common shares (“Common Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus, and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of C$200,000,000 (or the Canadian-dollar equivalent at the time of issuance of any Securities that are denominated in a foreign currency or currency unit), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.
The Company will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.
All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.
The Securities may be offered and sold to or through underwriters or dealers purchasing as principals, by the Company or, to one or more purchasers, directly pursuant to applicable statutory exemptions or through agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. See “Plan of Distribution”. Each Prospectus Supplement will identify each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, the offerings are subject to the approval of certain legal matters on behalf of the Company by Wildeboer Dellelce LLP.
In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allocate or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which otherwise might prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.
The Common Shares began trading on the Toronto Stock Exchange (“TSX”) under the symbol “STC” as of November 1, 2021, at which time they were voluntarily delisted from the TSX Venture Exchange (“TSXV”). On November 11, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $27.00. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors” as well as the “Risk Factors” section of the applicable Prospectus Supplement.
Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian or other tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
Two of our directors (Norman Worthington and Marc Lederman) reside outside of Canada. These individuals have appointed Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1 as agent for service of process
(continued on next page)
i

(continued from cover)
in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Sangoma’s head and registered office is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6, and its telephone number is (905) 474-1990.
This offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States are not described fully herein.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Business Corporations Act (Ontario), that most of its directors and officers reside principally in Canada, that some or all of the underwriters or experts named in the registration statement (if any) may be residents of a foreign country, and that all or a substantial portion of the Company’s assets and the assets of said persons may be located outside the United States.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES OR FOREIGN COMMISSION OR REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
ii

ii

ABOUT THIS PROSPECTUS
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. Sangoma has not authorized anyone to provide readers with information different from that contained or incorporated by reference in this Prospectus. Sangoma takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. Sangoma is not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. Sangoma does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
Market data and certain industry forecasts used in this Prospectus and the documents incorporated by reference in this Prospectus were obtained from market research, publicly available information and industry publications. Sangoma believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. Sangoma has not independently verified such information, and does not make any representation as to the accuracy of such information.
Other than with respect to the disclosure set out in the documents that are incorporated by reference in this Prospectus which were filed prior to November 2, 2021, the disclosure in this Prospectus is presented on a post-Share Consolidation (as defined below) basis.
The Company’s consolidated financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Sangoma publishes its consolidated financial statements for periods up to and including June 30, 2021 in Canadian dollars and for subsequent periods in U.S. dollars.
Unless otherwise noted or the context otherwise requires, all references to “Sangoma”, the “Company”, “we”, “us” and “our” refer to Sangoma Technologies Corporation, its predecessors and subsidiaries.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada other than the Province of Québec. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6, telephone (905) 474-1990 extension 4107, or by accessing the disclosure documents available through the Internet, on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed under the Company’s profile at www.sedar.com.
The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces of Canada other than the Province of Québec, are specifically incorporated by reference in and form an integral part of this Prospectus:
(a)
the annual information form of the Company dated October 28, 2021 for the year ended June 30, 2021 (the “Annual Information Form”);

(b)
the audited consolidated financial statements of the Company for the years ended June 30, 2021 and 2020, together with the notes thereto and the auditors’ report thereon;

(c)
management’s discussion and analysis of financial condition and results of operations of the Company for the fiscal year ended June 30, 2021;

(d)
the unaudited condensed consolidated interim financial statements of the Company for the three month period ended September 30, 2021 and 2020, together with the notes thereto (the “Q1 2022 Financial Statements”);

(e)
management’s discussion and analysis of the Company for the three month period ended September 30, 2021;

(f)
the management information circular of the Company dated November 12, 2020 prepared in connection with the annual and special meeting of shareholders of the Company held on December 17, 2020;

(g)
the management information circular of the Company dated February 26, 2021 prepared in connection with the special meeting of shareholders of the Company held on March 29, 2021 except Appendix B and all references to or summaries of the fairness opinion forming such Appendix included or incorporated by reference therein;

(h)
the business acquisition report dated June 14, 2021 prepared in connection with the completion of the Company’s acquisition of StarBlue Inc. (the “StarBlue Acquisition”) on March 31, 2021;

(i)
the management information circular of the Company dated August 25, 2021 prepared in connection with the special meeting of shareholders of the Company held on September 23, 2021; and

(j)
the material change report dated November 8, 2021 filed in respect of the Share Consolidation.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference in a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.
Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated in this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
References to our website in any documents that are incorporated by reference in this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website in this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference in this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information included in this Prospectus and in the documents incorporated by reference herein may relate to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward- looking information.
In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved” and the negative of these terms and similar terminology. In addition, any statements in this Prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances as at the date such statements are made. This forward-looking information includes, among other things, statements relating to: expectations regarding industry trends; our growth rates and growth strategies; addressable markets for our products and services; the achievement of advances in and expansion of our products and services; expectations regarding our revenue and the revenue generation potential of our products and services; our business plans and strategies; and our competitive position in our industry.
The forward-looking information included in this Prospectus and in the documents incorporated by reference herein reflects the Company’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. Some of the risks and other factors which could cause results to differ materially from those expressed in the forward-looking information contained herein include, but are not limited to, the impact of COVID-19, changes in exchange rate between the Canadian dollar and other currencies (in particular the United States’ (“U.S.”) dollar), changes in technology, changes in the business climate, changes in the regulatory environment, the imposition of tariffs, the decline in the importance of the Public Switched Telephone Network (“PSTN”), impairment of goodwill and new competitive pressures.
Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the “Risk Factors” section of this Prospectus, our Annual Information Form, as well as those contained in any applicable Prospectus Supplement. Our Annual Information Form is available under our profile on SEDAR at www.sedar.com.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward- looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the documents incorporated by reference herein should be considered carefully by prospective investors.
Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking information is a guarantee of future results. Accordingly, prospective investors should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this Prospectus, in the documents incorporated by reference herein and in any Prospectus Supplement is expressly qualified by the foregoing cautionary statements.
TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated herein by reference include references to the Company’s trademarks and trade names including without limitation Asterisk® and FreePBX®, each of which are protected under applicable intellectual property laws and are the Company’s property. Solely for convenience, the Company’s trademarks and trade names referred to in this Prospectus may appear without the ® or TM symbol, but references to the Company’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus or in documents incorporated herein by reference are the property of their respective owners.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
In this Prospectus, references to “$” and “C$” are to Canadian dollars and to “US$” are to U.S. dollars. On November 10, 2021, the Bank of Canada daily average exchange rate was $1.00 = US$0.8031 or US$1.00 = $1.2452.
Our annual financial statements and our interim financial statements are reported in Canadian dollars for periods up to and including June 30, 2021, and will be reported in U.S. dollars for subsequent periods, and are prepared in accordance with IFRS.

SANGOMA TECHNOLOGIES CORPORATION
Corporate Structure
The full corporate name of the Company is “Sangoma Technologies Corporation.” The Company was formed on July 1, 2001 by way of a vertical short-form amalgamation among Sangoma.com Inc. and two of its wholly-owned subsidiaries, 1056574 Ontario Limited and 883750 Ontario Limited, pursuant to the Business Corporations Act (Ontario) (the “Amalgamation”). Pursuant to the Amalgamation, all of the shares in the capital of Sangoma.com Inc. converted into shares of the capital of the amalgamated corporation, then named “Sangoma.com Inc.” Subsequently, on October 18, 2001, the Company changed its name to “Sangoma Technologies Corporation”.
The registered and head office of Sangoma is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6. The Company’s website address is: www.sangoma.com. The information on Sangoma’s website is not incorporated by reference in this Prospectus.
The following chart outlines Sangoma’s corporate structure and identifies the jurisdictions of each of the Company’s material subsidiaries as at November 12, 2021.

Sangoma Technologies Corporation
(Ontario, Canada)
100%
Sangoma Technologies Inc.
(Ontario)
100%
Sangoma US Inc.
(Delaware)
100%
100%
Sangoma Technologies US Inc.
(Delaware)
VoIP Supply, LLC
(New York)
100%
100%
100%
StarBlue Inc.
(Delaware)
VoIP Innovations, LLC
(Delaware)
Digium, Inc.
(Delaware)
100%
Star2Star Communications, LLC
(Delaware)

Business of Sangoma
Sangoma is a publicly-listed corporation offering a complete range of value-based Communications as a Service (“CaaS”) solutions for businesses of all sizes. The value-based CaaS segment includes small businesses to large enterprises who are looking for all the advantages of cloud communications at a fair price.
Our current CaaS offerings include:
•
Unified Communications as a Service (UCaaS)

•
SIP Trunking as a Service (TaaS)

•
Contact Center as a Service (CCaaS)

•
Desktop as a Service (DaaS)

•
Communications Platform as a Service (CPaaS)

•
Fax as a Service (FaaS)

•
Video Meetings as a Service (MaaS)

•
Device as a Service (DaaS)

•
Access Control as a Service (ACaaS)

Our solutions are used by leading companies around the world (from small to medium-sized businesses to enterprise) and in contact center, carrier networks, and data communication applications worldwide.
Following its recent acquisition of Star2Star Communications, LLC (“Star2Star”), Sangoma also offers a patented cloud-native collaboration platform designed for the modern business which bolstered its CaaS offerings. Star2Star carries on business or maintains property, offices, facilities, or employees in each of the fifty states in the United States. Star2Star is a leading provider of full-spectrum, internally developed, cloud-native communications services on a high availability, multi-tenant platform.
In addition, the Company is the primary developer and sponsor of Asterisk®, the world’s most widely used open source software for developing communication applications, and FreePBX®, the world’s most widely used open source PBX software. Our open source software is provided free of charge, which we then leverage to offer revenue-generating products and services that are complementary to Asterisk® or FreePBX®. The types of revenue-generating products and services that we offer include optional software add-ons modules, IP phones, SIP trunking, Cloud-based fax, training, technical support, maintenance, PSTN cards, Voice over IP gateways, Session Border Controllers, and commercial licenses of the open source software they have downloaded.
Additional information about our business is included in the documents incorporated by reference in this Prospectus, which are available under our profile at www.sedar.com.
Recent Developments
COVID-19 Outbreak
On April 30, 2020, the Company provided a business update through a press release to share the impact of the COVID-19 pandemic and to outline the steps that had been taken by the Company to mitigate the business impact of COVID-19. Nevertheless, there continues to be uncertainty regarding the full impact of lockdowns, duration, magnitude and pace of recovery across the Company’s operations and markets, due to the evolving nature of the COVID-19 pandemic (including new variants of COVID-19, such as the “Delta” variant and “Delta Plus” variant, and resulting new waves of infections) and the global economic crisis (including varied governmental responses which may affect Sangoma’s operations, business and prospects). Despite these uncertainties, the Company believes it is well equipped to weather the storm and has taken several proactive steps in an attempt to better manage the associated challenges.
First, the Company continues to operate in as close to a ‘business as normal’ manner, as is possible under these conditions, because it is deemed an “essential service” under applicable government orders, declarations or rulings as of the date of this Prospectus, and would continue to be exempt from any forced closures that so many other businesses have been subject to unless there is a change in applicable government orders, declarations or rulings. Communications are always critical to business, and even more so with so many of the Company’s customers as well as employees working remotely.
Second, we believe the Company successfully navigated the initial impact from COVID-19 on global supply chains during early 2020. Significant work by the Company’s operations teams ensured that the Company was able to successfully manage this disruption without any material impact on sales opportunities. In the year and months that have followed, additional impacts from COVID-19 have materialized, including shortages in the supply of electronic components and disruptions to the global logistics industry. Throughout these and other recent challenges, the Company’s operations teams have continued to manage these challenges without any material impact to the Company.
Third, the Company seamlessly transitioned to a work-from-home structure in over 20 countries and more than 20 states in the U.S., in order to serve Sangoma’s customers who count upon it every day for mission critical communications. This included maintaining product development, as demonstrated by the recent release of the Company’s new line of headsets and cloud-based video meeting service called ‘Sangoma-Meet’, both of which are essential parts of a remote worker’s toolset. Sangoma has been offering Sangoma-Meet free of charge thus far during the COVID-19 pandemic.
Fourth, Sangoma has maintained all principal and interest payments on its existing loans, continues to meet all debt covenants, and as of June 30, 2021 had $27.4 million in cash reserves to take advantage of opportunities that may arise. In addition, Sangoma believes it is prepared for any further uncertainties during the COVID-19 pandemic as it is able to rely on draws on the syndicated loan agreement it entered into on October 17, 2019, as amended on March 31, 2021 (the “Credit Agreement”).
Fifth, Sangoma also took prudent expense mitigation steps to appropriately control discretionary spending, as well as introducing new products and customer-focused initiatives to win new clients in need of enhanced communications during this crisis and to secure the Company’s existing customer base.
Other Developments
On September 30, 2021, the Company granted a total of 285,714 stock options to certain of its directors, officers and employees. The stock options have an exercise price of $23.73, expire in five years from the date of grant and vest over a period from one year to five years from the date of grant. The grant was made under the Company’s stock option plan, as amended following shareholder approval at the annual and special meeting of the Company held on December 17, 2020 and as further amended on June 9, 2021 by the board of directors of the Company. The issuance has brought the total number of stock options outstanding as of the date of this Prospectus to 1,788,895.
Graduation to the TSX
On October 14, 2021, the Company received conditional approval from the TSX to graduate from the TSXV and list its Common Shares on the TSX. On November 1, 2021, the Company’s Common Shares were listed on the TSX and voluntarily delisted from the TSXV.
Share Consolidation
On November 2, 2021, the Company completed a share consolidation on the basis of a consolidation ratio of 7:1 (the “Share Consolidation”), as previously approved by the Company’s shareholders at the special meeting of shareholders on September 23, 2021. Upon the completion of the Share Consolidation, there were 19,021,614 Common Shares outstanding. The post-consolidation Common Shares began trading on the TSX on November 8, 2021.
USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company expects most of the net proceeds to the Company from the sale of the Securities to be used to further grow its business through acquisitions, however, at this time, the Company has not entered into any binding letters of intent or settled the terms of any specific acquisition. The Company may also use net proceeds to reduce debt and/or for general working capital purposes.
DESCRIPTION OF SHARE CAPITAL
Sangoma’s authorized share capital consists of an unlimited number of Common Shares. As at November 12, 2021, the Company had the following securities issued and outstanding: (i) 19,021,614 Common Shares; and (ii) stock options to acquire an aggregate of up to 1,788,895 Common Shares.
In addition, in connection with the StarBlue Acquisition, (i) 12,571,428 Common Shares are to be issued and distributed in quarterly installments as deferred consideration commencing on April 1, 2022; and (ii) 124,172 Common Shares that are currently subject to an indemnification holdback are be issued on July 31, 2022, subject to any adjustments under the purchase agreement for indemnification claims of the Company.

DESCRIPTION OF COMMON SHARES
Each Common Share entitles the holder thereof to: (i) receive notice of, attend and vote at all meetings of the shareholders of the Company, and each Common Share confers the right to one vote at all such meetings; (ii) receive and participate equally and rateably in any dividends declared on the Common Shares, if and when declared by the board of directors of Sangoma, in their sole discretion; and (iii) receive and participate equally and rateably in any distribution of the remaining assets of the Company after payment of all the Company’s liabilities in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.
DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. The following description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable indenture and, if applicable, collateral arrangements relating to such Debt Securities.
The Debt Securities will be direct unsecured obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Company. The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Company. Any Debt Securities offered pursuant to a Prospectus Supplement that include any exchange or conversion terms will only be exchangeable or convertible into other securities of the Company.
The Debt Securities will be issued under one or more indentures between the Company and an appropriately qualified financial institution authorized to carry on business as a trustee and one or more other trustees or co-trustees (each, a “Trustee”), as supplemented and amended from time to time (each a “Trust Indenture” and, collectively, the “Trust Indentures”). The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.
Any Prospectus Supplement for Debt Securities will set forth the terms and other information with respect to the Debt Securities being offered thereby, and may include, where applicable: (i) the designation, aggregate principal amount and authorized denominations of the Debt Securities; (ii) the percentage of the principal amount at which the Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates per annum at which the Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (v) the dates on which such interest will be payable and the record dates for such payments; (vi) the Trustee under the Trust Indenture pursuant to which the Debt Securities are to be issued; (vii) any redemption term or terms under which the Debt Securities may be defeased; (viii) whether the Debt Securities are to be issued in registered form, “book-entry only” form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any exchange or conversion terms; (x) any sinking or purchase fund provisions; (xi) any risk factors associated with the Debt Securities; (xii) whether the Debt Securities will be listed on any securities exchange; and (xiii) any other material specific terms.
DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement or indenture and, if applicable any collateral arrangements relating to such Warrants.
The Company may issue Warrants for the purchase of Debt Securities, Common Shares or other securities of the Company. Warrants will be issued under one or more warrant agreements or indentures between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.
Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.
The Subscription Receipts will be issued under one or more subscription receipt agreements.
Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities or other securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities or other securities; (v) the number of underlying Securities or other securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities or other securities; (vii) whether the Subscription Receipts and underlying Securities or other securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities or other securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities or other securities; and (xi) any other material specific terms.
DESCRIPTION OF UNITS
The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.
The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which Units are issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.
OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Debt Securities, Warrants, Subscription Receipts and Units set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Debt Securities, Warrants, Subscription Receipts and Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Company reserves the right to include in a Prospectus Supplement specific terms pertaining to Debt Securities, Warrants, Subscription Receipts and Units that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Debt Securities, Warrants, Subscription Receipts and Units described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. If applicable, prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus. Securities offered under this Prospectus may be issued in certificated form or in book-entry-only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable Trustee.
Book-Entry-Only Form
Securities issued in “book-entry-only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry-only offering, we will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form will be entitled to a certificate or other instrument from the Company or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser.
Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry-only Securities.

Reference in this Prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.
If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry-only Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system then such Securities will be issued in certificated form to holders or their nominees.
Transfer or Conversion of Securities
Certificated Form
Transfer of ownership or conversion of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement or indenture governing or certificates representing such Securities, as applicable.
Book-Entry-Only Form
Transfer of ownership or conversion of Securities held in book-entry-only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by us, and any notices in respect of a Security will be given by the Company, directly to the registered holder of such Security, unless the applicable agreement or indenture in respect of such Security provides otherwise.
Book-Entry-Only Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by the Company to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any dividend or other payment due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry-only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Company, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.
The Company, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry-only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
Other than the Share Consolidation, there have been no material changes to the Company’s share and loan capitalization since September 30, 2021, the date of the Q1 2022 Financial Statements (which financial statements are presented on a post-Share Consolidation basis).
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The applicable Prospectus Supplement will provide, as required, the trading price and volume disclosure with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PRIOR SALES
The applicable Prospectus Supplement will provide, as required, prior sales disclosure with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PLAN OF DISTRIBUTION
The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by it from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or we may offer Securities in separate offerings.
A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
The Company may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Each class or series of Debt Securities, Warrants, Subscription Receipts and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.
In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.
TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain material Canadian federal or other income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
RISK FACTORS
Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factors listed below and risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus

Supplement relating to that offering, including the Company’s then-current annual information form, as well as the Company’s then-current annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.
The current COVID-19 pandemic could have a material adverse effect on our business, affairs, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure.
The Company’s ability to receive products manufactured by its suppliers and supply products and its sales revenue, results of operations, cash flow and liquidity may be adversely impacted by the ongoing COVID-19 outbreak.
As a result of the global outbreak of COVID-19 and its declaration by the World Health Organization to be a “pandemic”, certain actions have been, and will continue to be, taken by governments and businesses in the United States, Canada, the United Kingdom, China and around the world to control the outbreak, including restrictions on public activities, travel and commercial operations. The Company has been managing certain supply delays, which have occurred occasionally since January of 2020, but which did not materially impact any sales opportunities as the Company was able to successfully manage this disruption. In addition, as the COVID-19 outbreak progressed in February and March of 2020, the Company gradually began to reduce its business travel (such as eliminating travel to large gatherings, conferences, tradeshows and non-essential travel) and then finally eliminated all business travel and instituted new policies such as no visitors to its offices, handwashing with soap, social distancing, work-from-home for its employees (unless such employee was required to be physically present in a facility in order to perform their duties). By the time the World Health Organization had declared COVID-19 to be a “pandemic” in March 2020, the Company was able to continue its operations and provide solutions and services to its customers under its voluntary “work-from-home policy”. However, there was a material adverse impact on the economy in general as a result of government mandated “stay-at-home” policies and closing of all businesses except for “essential businesses” in Canada, the United States, Europe and other jurisdictions in which the Company transacts business. Although the Company was exempt from these “stay-at-home” orders as it was providing an “essential service”, the Company did experience a reduction in demand from its customers commencing in March 2020 and continuing to the date hereof (even though it was able to and did continue to adequately supply products and services to its customers based on their demand). The Company did experience some postponement of new product purchases by some customers as well as some slowing of demand by certain customers for some of its services during this time period. While some of the Company’s revenue streams have already partially returned to pre-COVID-19 levels as of date of this Prospectus, other revenue streams have not and it will take more time to assess the long term impact on the Company’s business, financial condition, liquidity and operating results. As the COVID-19 pandemic further evolves and the global response to it continues, the Company’s operations may be materially adversely affected by additional supply delays, shortages of labour and components, partial or complete closure of its facility (including to protect the health and safety of the Company’s employees), and/or reduction in the demand for certain products and services provided by the Company due to a reduction of general business activity, all which may continue for extended periods of time. Any inability to receive and deliver products to customers and/or the reduction in demand by customers could result in a range of potential adverse consequences, including loss of business and reputational damage. The COVID-19 pandemic may also impact the financial viability of the Company’s suppliers (which could cause them to exit certain business lines, or change the terms on which they are willing to provide products) and customers (which could cause them to reduce their demand for products and services, change the terms on which they are willing to purchase such products and services, delay payment terms or close their operations and thus represent a permanent reduction in demand). While the Company continues to be proactive and mitigate the adverse effects, impacts of the COVID-19 pandemic may significantly reduce the Company’s cash flow, liquidity and its ability to maintain compliance with covenants in its Credit Agreement. In addition, the COVID-19 pandemic has already adversely affected the global economy in general, resulting in an economic downturn that has adversely affected demand for the Company’s products and services. In the event that that the Canadian, U.S., European and other governments continue with mandated “stay-at-home” orders or reopen the general economy but elect to reimpose in part or whole their previous “stay-at-home” orders, the COVID-19 pandemic and, the global response to it, may adversely affect the global economy in general, resulting in a further economic downturn that may materially adversely affect the Company’s business, financial condition, liquidity, operating results and prospects. Given the ongoing and dynamic nature of the

COVID-19 pandemic (including new variants of COVID-19 resulting in “new waves” of infection), it is very difficult to predict the severity and duration of the impact on the Company’s business, operations and prospects. The extent of such impact will depend on future developments, which are highly uncertain, including new information which may emerge concerning the spread and severity of the COVID-19 pandemic and actions taken to address its impact, among others. The repercussions of this health crisis may have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.
Use of Proceeds
Unless otherwise stated in any Prospectus Supplement, we currently intend to allocate the net proceeds received from any sale of Securities as described under the heading “Use of Proceeds” in this Prospectus. However, management will have discretion in the actual application of the proceeds, and may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” in this Prospectus and any Prospectus Supplement, as applicable, if it believes that it would be in our best interests to do so if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on our business.
No Market for the Securities
There is currently no trading market for any Debt Securities, Warrants, Subscription Receipts or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, the market price of the Company’s other securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.
Prior Ranking Indebtedness
The Debt Securities will be subordinate to all senior indebtedness of Sangoma. The Debt Securities will also be effectively subordinate to claims of creditors of Sangoma and its subsidiaries relating to all indebtedness, liabilities and obligations of Sangoma or its subsidiaries for the payment of which Sangoma is responsible, whether absolutely or contingently. The Trust Indentures will not limit the ability of Sangoma to incur additional debt or liabilities (including senior indebtedness) or to make distributions on the Common Shares, except, in respect of distributions, where an event of default has occurred and such default has not been cured or waived. The Trust Indentures will not contain any provision specifically intended to protect holders of Debt Securities in the event of a future leveraged transaction involving Sangoma.
Dilution
We may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other securities to finance future acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, shareholders will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.
LEGAL MATTERS
Unless otherwise specified in a Prospectus Supplement, certain Canadian legal matters in connection with offered Securities will be passed upon for the Company by Wildeboer Dellelce LLP. As at the date hereof, the partners and associates of Wildeboer Dellelce LLP, as a group, beneficially own, directly or indirectly, less than one percent of the issued and outstanding Common Shares.
AUDITORS
The Company’s auditor is MNP LLP, Chartered Professional Accountants, Toronto, Ontario who have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation
StarBlue Inc.’s auditors were Grant Thornton LLP who performed the audit in respect of certain financial statements of StarBlue Inc. incorporated by reference in this Prospectus.
REGISTRAR AND TRANSFER AGENT
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal transfer office in Toronto, Ontario.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of MNP LLP; (iv) the consent of Grant Thornton LLP; and (v) the consent of Wildeboer Dellelce LLP.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
Subject to the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify the directors and officers of the Registrant, former directors or officers of the Registrant, any individual who acts or has acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and that individual’s heirs, executors, administrators and other legal personal representatives (each an “Indemnified Person”) from and against (a) any and all liability, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment which is reasonably incurred by such Indemnified Person in respect of any civil, criminal, action, suit or administrative proceeding that is proposed or commenced against such individual for or in respect of the execution of the duties of such individual’s office or by reason of such individual being or having been a director or officer of the Registrant or such body corporate; and (b) all other costs, charges and expenses that such Indemnified Person sustains or incurs in respect of the affairs of the Registrant. The Registrant shall also indemnify the Indemnified Persons in such other circumstances as the Business Corporations Act (Ontario) or law permits or requires.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
* * *
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.
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EXHIBIT INDEX
Exhibit Number	Description
4.1*	Annual information form of the Registrant dated October 28, 2021 for the year ended June 30, 2021.
4.2*	Consolidated financial statements of the Registrant as at and for the years ended June 30, 2021 and 2020, together with the notes thereto and the auditors’ report thereon.
4.3*	Management discussion and analysis of financial condition and results of operations of the Registrant for the fiscal year ended June 30, 2021.
4.4*	Condensed consolidated interim financial statements of the Registrant for the three month periods ended September 30, 2021 and 2020.
4.5*	Management discussion and analysis of financial condition and results of operations of the Registrant for the three month period ended September 30, 2021.
4.6*	Management information circular and notice of special meeting of shareholders of the Registrant dated August 25, 2021.
4.7*	Business acquisition report of the Registrant dated June 14, 2021.
4.8*
Management information circular and notice of special meeting of shareholders of the Registrant dated February 26, 2021 except Appendix B and all references to or summaries of the fairness opinion forming such Appendix included or incorporated by reference therein.

4.9	Management information circular and notice of annual meeting of shareholders of the Registrant dated November 25, 2021.
4.10*	Material change report of the Registrant dated November 8, 2021.
5.1	Consent of MNP LLP.
5.2	Consent of Grant Thornton LLP.
5.3*	Consent of Wildeboer Dellelce LLP.
6.1*	Powers of Attorney (included on page III-4 of the initial Registration Statement).

*
Previously Filed

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Ontario, on December 15, 2021.
SANGOMA TECHNOLOGIES CORPORATION
By:
/s/ William Wignall

Name: William Wignall
Title: President and Chief Executive Officer
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Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signature	Capacity	Date
/s/ William Wignall William Wignall	President and Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2021
* David Moore	Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2021
* Norman Worthington	Chairman of the Board of Directors	December 15, 2021
* Allan Brett	Director	December 15, 2021
* Al Guarino	Director	December 15, 2021
* Marc Lederman	Director	December 15, 2021
*By: /s/ William Wignall William Wignall Attorney-in-fact
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on December 15, 2021.
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director
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